UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 6, 2019

URBAN EDGE PROPERTIES
URBAN EDGE PROPERTIES LP
(Exact name of Registrant as specified in its charter)

Maryland	(Urban Edge Properties)	001-36523	(Urban Edge Properties)	47-6311266
Delaware	(Urban Edge Properties LP)	333-212951-01	(Urban Edge Properties LP)	36-4791544
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York	NY	10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code:	(212)	956-2556

Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Urban Edge Properties

Title of class of registered securities	Trading symbol	Name of exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	UE	The New York Stock Exchange
Urban Edge Properties LP

Title of class of registered securities	Trading symbol	Name of exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Urban Edge Properties  ☐                  Urban Edge Properties LP ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Urban Edge Properties ☐                   Urban Edge Properties LP ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Olson Employment Agreement

On August 6, 2019, the Urban Edge Properties (the "Company") entered into an employment agreement (the “Employment Agreement”) with Mr. Olson in connection, the Company's Chairman of the Board and Chief Executive Officer. The Employment Agreement replaces in its entirety the Amended and Restated Employment Agreement, dated November 18, 2014, between Mr. Olson and the Company, as amended (the "Prior Employment Agreement"), which had an initial term that was scheduled to expire or automatically renew on September 1, 2019. The initial term for the Employment Agreement extends until September 1, 2024 with automatic one-year renewals thereafter unless either party provides the other party at least 90 days' prior notice of nonrenewal.

The Employment Agreement provides that Mr. Olson will be entitled to an annual base salary of not less than $1,000,000 and eligible to receive an annual bonus with a target amount equal to 100% of his annual base salary, payable in cash and/or equity in the sole discretion of the Company. The Company will have the discretion to establish the structure and performance targets for Mr. Olson’s annual bonus and determine the amount earned each year. If all or part of the bonus is paid in equity awards, such awards shall be full value equity awards (for example, restricted common shares of the Company or long-term incentive plan units in Urban Edge Properties LP) that vest ratably over no more than four years from the date of grant. Mr. Olson also will be entitled to receive annual equity grants for each year under the Company's long-term incentive compensation plans (the "LTI Plans"), beginning with 2020, with a value at target performance levels of no less than to $3,200,000.

The Employment Agreement generally provides Mr. Olson with the same level of termination payments and benefits as existed under the Prior Employment Agreement.

If Mr. Olson’s employment is terminated by the Company without cause or by Mr. Olson for good reason (in each case, as defined in the Employment Agreement), subject to Mr. Olson’s execution of a release, Mr. Olson will be entitled to (1) a lump sum payment of the Severance Amount, (2) a Pro Rata Bonus paid at the time bonuses are otherwise paid, (3) the Medical Benefits, and (4) vesting of all outstanding unvested equity awards that are subject to vesting based solely on continued employment. For these purposes:

•
The “Severance Amount” equals two times the sum of Mr. Olson’s base salary and target annual bonus, unless the termination is within three months prior to, in connection with or within two years following a change in control of the Company (a “Qualifying CIC Termination”), in which case it equals three times the sum of Mr. Olson’s base salary and target annual bonus.

•
The “Pro Rata Bonus” equals (i) on a Qualifying CIC Termination, the greater of Mr. Olson's target annual bonus or the annual bonus earned in the year of a termination based on actual performance with respect to the Company's performance goals and deeming any individual performance goals to be achieved at the target level, or (ii) if such termination is not a Qualifying CIC Termination, the annual bonus earned in the year of termination based on actual performance with respect to the Company's performance goals and deeming any individual performance goals to be achieved at the target level, in each case, prorated based on the portion of the year that had elapsed through the date of termination.

•
The “Medical Benefits” require the Company to provide Mr. Olson medical insurance coverage substantially identical to that provided to other senior executives for three years following termination, in each case subject to applicable law.

If Mr. Olson’s employment is terminated due to death or disability, and, in the case of termination of employment due to disability, subject to Mr. Olson’s execution of a release, Mr. Olson will be entitled to vesting of the unvested portion of the option award granted on February 17, 2015 and it will remain exercisable for one year following termination (or, if earlier, for the remainder of the term).

Mr. Olson is subject to non-competition and non-solicitation of employees covenants through the one-year anniversary of the date Mr. Olson’s employment terminates for any reason.

In the event that payments or benefits owed to Mr. Olson constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and would be subject to the excise tax imposed by Section 4999 of the Code, such payments or benefits will be reduced to an amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Olson receiving a higher net-after-tax amount than he would have absent such reduction.

“Cause” generally means Mr. Olson’s (1) conviction of, or plea of guilty or nolo contendere to, a felony; (2) willful and continued failure to use reasonable best efforts to substantially perform his duties (other than such failure resulting from Mr. Olson’s incapacity due to physical or mental illness or after Mr. Olson’s notice of termination for good reason) that Mr. Olson fails to remedy to the reasonable satisfaction of the Company within 30 days after the Company’s written notice of such failure; or (3) willful misconduct that is or may reasonably be expected to have a material adverse effect on the reputation or interests of the Company.

Mr. Olson may terminate his employment for “good reason” within 90 days after he has actual knowledge of the occurrence, without his written consent, of one of the following events that has not been cured within 30 days after Mr. Olson’s written notice of such event (provided that such notice is given to the Company within 30 days after Mr. Olson becomes aware of the event): (1) a material reduction in base salary, aggregate annual cash compensation opportunity or the aggregate level of employee benefits; (2) a material diminution in Mr. Olson’s position, authority, duties or responsibilities; (3) a relocation of Mr. Olson’s location of employment to a location outside of Manhattan or more than 30 miles outside of Paramus, New Jersey; or (4) the Company’s material breach of any provision of the Employment Agreement, including (a) Mr. Olson not holding the title of Chairman and Chief Executive Officer, (b) delivery by the Company of a notice of non-renewal of the Employment Agreement, (c) a failure of a successor to the Company to assume the Employment Agreement, (d) failure of the Company to appoint or elect Mr. Olson to the Board of Trustees or removal of Mr. Olson from the Board of Trustees and (e) a material change in Mr. Olson’s reporting relationship inconsistent with the terms of the Employment Agreement.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:
10.1 - Employment Agreement between Urban Edge Properties and Jeffrey S. Olson.
101.SCH - Inline XBRL Taxonomy Extension Schema
101.CAL - Inline XBRL Extension Calculation Linkbase
101.LAB - Inline XBRL Extension Labels Linkbase
101.PRE - Inline XBRL Taxonomy Extension Presentation Linkbase
101.DEF - Inline XBRL Taxonomy Extension Definition Linkbase
104 - Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*)
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: August 9, 2019	By:	/s/ Robert C. Milton III
Robert C. Milton III, Executive Vice President, General Counsel

URBAN EDGE PROPERTIES LP
By: Urban Edge Properties, General Partner

Date: August 9, 2019	By:	/s/ Robert C. Milton III
Robert C. Milton III, Executive Vice President, General Counsel